Exhibit 99.1

JanOne Announces Strategic Plan to Divest its Legacy Businesses

Update on plans for sale of recycling business. Divesting will allow for focus on core life science assets

LAS VEGAS, NV, Sept. 16, 2020 – JanOne Inc. (Nasdaq: JAN), a company focused on developing treatments for conditions that cause severe pain and drugs with non-addictive, pain-relieving properties, provided an update today regarding its initiatives to pursue a strategic alternative process for its legacy businesses first announced in June 2020. The Company has received interest from third parties with respect to the sale of its legacy recycling business and is currently reviewing these opportunities.

Tony Isaac, President and Chief Executive Officer of JanOne commented, "We remain highly focused on continued advancement of our clinical candidate, JAN101, to treat peripheral artery disease (PAD) and to find non-addictive alternatives to pain.  In addition, we are continuing to pursue JAN101’s potential to treat vascular complications related to Covid-19.  We believe a successful transaction related to the disposition of our legacy recycling business will enhance shareholder value and enable us to concentrate our efforts on advancing JAN101."

The strategic alternative review process is being conducted with the goal of maximizing stockholder value.  JanOne will provide further disclosure as appropriate. The actual terms of any potential transaction are still to be negotiated between the parties and will be set forth in a letter of intent. There are no assurances that JanOne will be successful in negotiating an acceptable definitive agreement, when or whether a definitive agreement will be reached between the parties, or that any transaction with respect to its legacy businesses will be consummated. Even if a definitive agreement is executed, the terms of the transaction may change materially from the terms set forth in a non-binding letter of intent and will have many conditions to closing, some of which may be outside of the parties’ control and we cannot predict whether these conditions will be satisfied. There are no assurances when or if closing will occur, even if the parties successfully negotiate and sign a definitive agreement.

About JanOne

JanOne (NASDAQ: JAN) is focused on developing treatments for diseases that cause severe pain. By alleviating pain at the source, JanOne aims to reduce the need for opioid prescriptions to treat disease associated pain that can lead to opioid abuse. The company is also exploring solutions for non-addictive pain medications. Its lead candidate JAN101 is for treating peripheral artery disease (PAD), a condition that affects over 8.5 million Americans. JAN101 demonstrated positive results in a Phase 2a clinical trial, and Phase 2b trials are expected to begin in early 2021. JanOne is dedicated to funding resources toward innovation, technology, and education for PAD, associated vascular conditions and neuropathic pain. JanOne continues to operate its legacy businesses under their current brand names, which are undergoing review to determine appropriate strategic alternatives. For more information, visit janone.com

Exhibit 99.1

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, including statements relating to (i) whether JAN101 can treat vascular complications in Covid-19 patients, and (ii) whether the company can consummate a sale or other disposition of its legacy businesses, including the recycling business. These forward-looking statements can be identified by terminology such as “will,” “aims,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. JanOne may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases, and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (available at http://www.sec.gov). JanOne undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

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